Exhibit 10.17.7

FOURTH AMENDMENT TO THE TRUST AGREEMENT UNDER THE

CONOCOPHILLIPS COMPANY

GRANTOR TRUST AGREEMENT

        WHEREAS, Phillips Petroleum Company (now ConocoPhillips Company) (hereinafter “Company”) and Wachovia Bank, National Association (now Wells Fargo Bank, N.A.) (the “Trustee”) entered into an amended and restated trust agreement as of June 1, 1998, subsequently amended as of May 3, 1999, as of January 15, 2002, and as of October 5, 2006 (the “Trust Agreement”) establishing a trust (the “Trust”) for the purpose of holding monies and other property in connection with certain nonqualified deferred compensation plans maintained by the Company (the “Plans”); and

        WHEREAS, pursuant to Section 14(a) of the Trust Agreement, the Trust Agreement may be amended by a written instrument executed by the Trustee and the Company;

NOW, THEREFORE, the Trust Agreement is amended, effective May 1, 2012 as follow:

1.	Section 5(a) of the Trust Agreement is amended and restated in its entirety to provide as follows:

“(a)	Except as provided in Sections 2(c), 3, 5(b), 8(a) and 14(f), the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and Beneficiaries pursuant to the terms of the Arrangements.”

2.	A new Subsection 14(f) is added to the Trust Agreement to provide as follows:

“(f)	In connection with the April 30, 2012 corporate spinoff of Phillips 66 from ConocoPhillips, the Company shall have the right and power to direct the Trustee to transfer Trust assets to trusts established by Phillips 66 or its subsidiaries for the benefit of Plan Participants and Beneficiaries whose employment and Plan liabilities are transferred to Phillips 66 or its subsidiaries.”

The Trust Agreement is in all other respects ratified and confirmed without amendment.

        IN WITNESS WHEREOF, this amendment to the Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

CONOCOPHILLIPS COMPANY		WELLS FARGO BANK, N.A.

By:	/s/ Frances M. Vallejo	By:	/s/ Alan C. Frazier

Its:	Vice President and Treasurer	Its:	Senior Vice President

ATTEST		ATTEST

By:	/s/ Leisa C. Munoz	By:	/s/ Tracy C. Hartsell

Its:	Assistant Secretary	Its:	Vice President